EXHIBIT 99.1

Chemung Financial Corporation Reports Second Quarter 2018 Net Income of $2.5 Million, or $0.52 per Share

ELMIRA, N.Y., July 18, 2018 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income for the second quarter of 2018 of $2.5 million, or $0.52 per share, compared to $3.0 million, or $0.62 per share, for the second quarter of 2017.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“The second quarter included two significant events, one was the settlement of an ongoing legal proceeding regarding a lease in Ithaca, NY, which led to an additional $1.0 million in expense for the quarter.  The second event related to the charge-off of multiple commercial loans to a long-term customer of the Bank, which impacted the Bank’s provision for loan losses.  Due to the $3.6 million charge-off, the Bank’s historical loss factors increased, leading to an additional $1.6 million in expense for the quarter, specifically for the charge-off of this one relationship.  While the finalization of these events negatively impacted our earnings this quarter, it allows us to put these items behind us and focus on the future.

The environment for deposits and commercial loans continues to be competitive.  We are managing balance sheet growth, while continuing our focus on balancing liquidity needs with the cost of interest-bearing liabilities, ever mindful of the overall impact to our net interest margin.”

Second Quarter Highlights1

  Net interest income increased $1.1 million, or 7.6%
  Non-interest income increased $0.3 million, or 6.0%
  Effective tax rate decreased from 29.9% to 16.1%
  Loans, net of deferred fees, increased $22.6 million, or 1.7%
  Commercial loans increased $16.9 million, or 2.0%
  Deposits increased $11.5 million, or 0.8%
  Dividends declared during the second quarter of 2018 were $0.26 per share

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for June 30, 2018 versus December 31, 2017.   Income statement comparisons are calculated for the second quarter of 2018 versus second quarter of 2017.

2nd Quarter 2018 vs 2nd Quarter 2017

Net Interest Income:

Net interest income for the current quarter totaled $15.0 million compared with $14.0 million for the same period in the prior year, an increase of $1.0 million, or 7.6%.  Interest and fees from loans increased $1.5 million, while interest from investments, including interest-earning deposits, decreased $0.3 million in the second quarter of 2018 as compared to the same period in the prior year.  Interest expense on deposits and borrowed funds both increased $0.1 million, while interest expense on securities sold under agreements to repurchase decreased $0.1 million in the second quarter of 2018 when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.73% in the second quarter of 2018, compared with 3.47% for the same period in the prior year.  Average interest-earning assets decreased $9.4 million in the second quarter of 2018, compared to the same period in the prior year.  The average yield on interest-earning assets increased 29 basis points, while the average cost of interest-bearing liabilities increased six basis points in the second quarter of 2018, compared to the same period in the prior year.  The increase in the average yield on interest-earning assets can be mostly attributed to a 23 basis points increase in the average yield on commercial loans, due to an increase in PRIME and LIBOR, and a $75.9 million increase in the average balance of commercial loans, compared to the same period in the prior year.  The increase in the average cost of interest-bearing liabilities can be attributed to a 14 basis points increase in time deposits and a $14.2 million increase in the average balance of FHLB advances and repos, offset by a 41 basis points decline in the average cost of FHLB advances and repos due to the maturity of one $4.0 million FHLB advance (3.90% rate) in October 2017, one $2.0 million FHLB term advance (3.05%) in January 2018, and one $10.0 million repurchase agreement (3.72% rate) in May 2018.

Non-Interest Income:

Non-interest income for the current quarter was $5.3 million compared with $5.0 million for the same period in the prior year, an increase of $0.3 million, or 6.0%.  The increase was due primarily to increases of $0.1 million in wealth management group fee income and $0.3 million in other non-interest income.  The increase in WMG fee income can be attributed to an increase in assets under management or administration.  The increase in other non-interest income can be mostly attributed to an increase in swap fee income and rent income from other real estate owned.

Non-Interest Expense:

Non-interest expense for the current quarter was $15.0 million compared with $14.3 million for the same period in the prior year, an increase of $0.7 million, or 4.4%.  The increase was due primarily to increases of $0.1 million in salaries and wages, $0.2 million in data processing expenses, $0.1 million in legal accruals and settlements, $0.1 million in marketing and advertising expenses, $0.1 million in other real estate owned expenses, and $0.1 million in other non-interest expenses.   The increase in salaries and wages can be attributed to annual merit increases and an increase in headcount associated with two denovo branches opened in 2018.  The Bank opened one denovo branch in Schenectady, New York in January 2018 and one denovo branch in Wilton, New York in May 2018.  The increase in data processing can be attributed to the timing of projects and the addition of two new denovo branches in 2018. The increase in legal accruals and settlements can be attributed to the settlement agreement in the matter of Fane vs. Chemung Canal Trust Company (the “Action”) during the second quarter of 2018.  As noted within the Current Report on Form 8-K filed on June 15, 2018, the two parties agreed to release each other from any and all liabilities, claims, counterclaims, demands, charges, complaints and causes of action, to dismiss the Action with prejudice, and the Bank agreed to pay Fane $3.3 million in connection with the settlement of the Action.   The increase in marketing and advertising expense can be attributed to the promotion of two new denovo branches in 2018 and the timing of campaigns and sponsored events.  The increase in other real estate owned expenses can be attributed to additional OREO properties, compared to the prior year.

Income Tax Expense:

Income tax expense for the quarter was $0.5 million compared with $1.3 million for the same period in the prior year, a decrease of $0.8 million, or 61.5%.  The decrease was due primarily to the decline in the Federal income tax rate from 34% to 21%, with the enactment of the Tax Cuts and Jobs Act of 2017.  Additionally, the Corporation increased income generated from CCTC Funding Corp., a real estate investment trust subsidiary of the Bank, reducing the Corporation’s state income tax.  Finally, the Corporation recognized a $1.2 million decline in income before income tax expense for the quarter, when compared to the same period in the prior year.

2nd Quarter 2018 vs 1st Quarter 2018

Net Interest Income:

Net interest income for the current quarter totaled $15.0 million compared with $14.9 million for the prior quarter, an increase of $0.1 million, or 0.8%.  Interest and fees from loans increased $0.3 million, while interest from investments, including interest-earning deposits, decreased $0.1 million in the second quarter of 2018 as compared to the prior quarter.  Interest expense on deposits increased $0.1 million in the second quarter of 2018 when compared to prior quarter.  Fully taxable equivalent net interest margin was 3.73% in the second quarter of 2018, compared with 3.75% for the prior quarter.  Average interest-earning assets increased $1.8 million in the second quarter of 2018, compared to the prior quarter.  The average yield on interest-earning assets was flat, while the average cost of interest-bearing liabilities increased three basis points in the second quarter of 2018, compared to the prior quarter.  The average yield on interest-earning assets was flat due to $0.3 million in prepayment penalties during the first quarter of 2018, offset by an increase in PRIME and LIBOR during the second quarter of 2018.  The increase in the average cost of interest-bearing liabilities can be attributed to an 18 basis points increase in the average cost of borrowings due to an increase in the FHLB overnight borrowing rate for the second quarter of 2018, compared to the prior quarter.

Non-Interest Income:

Non-interest income for the current quarter was $5.3 million compared with $5.5 million for the prior quarter, a decrease of $0.2 million, or 2.8%.  The decrease was due primarily to net losses on sales of other real estate owned and a decline in other non-interest income.  The decrease in other non-interest income can be mostly attributed to a $0.4 million New York State sales tax refund received during the first quarter of 2018, offset by an increase in swap fees and rent income from other real estate owned during the second quarter of 2018.

Non-Interest Expense:

Non-interest expense for the current quarter was $15.0 million compared with $14.2 million for the prior quarter, an increase of $0.8 million, or 5.7%.  The increase was due primarily to increases of $1.0 million in legal accruals and settlements and $0.2 million in other non-interest expenses, partially offset by decreases of $0.2 million in salaries and wages, $0.1 million in pension and other employee benefits, and $0.1 million in marketing and advertising expenses.  The increase in legal accruals and settlements can be attributed to the settlement agreement in the matter of Fane vs. Chemung Canal Trust Company (the “Action”) during the second quarter of 2018.  As noted within the Current Report on Form 8-K filed on June 15, 2018, the two parties agreed to release each other from any and all liabilities, claims, counterclaims, demands, charges, complaints and causes of action, to dismiss the Action with prejudice, and the Bank agreed to pay Fane $3.3 million in connection with the settlement of the Action. The Bank had previously reserved $2.3 million for the matter and therefore recognized an additional $1.0 million in legal accruals and settlements during the second quarter of 2018. The decrease in salaries and wages can be attributed to the reduction of merit rewards for the current quarter, compared to the prior quarter, and an acceleration of restricted stock awards during the prior quarter.  The decrease in pension and other employee benefits can be attributed to a decline in healthcare costs in the current quarter, when compared to the prior quarter.  The decrease in marketing and advertising can be attributed to the promotion of two new denovo branches in 2018 and timing of promotions and sponsored events.

Income Tax Expense:

Income tax expense for the quarter was $0.5 million compared with $1.1 million for the prior quarter, a decrease of $0.6 million, or 54.2%.  The decrease was due primarily to a $2.5 million decline in income before income tax expense for the second quarter of 2018, when compared to the prior quarter.

Asset Quality

Non-performing loans totaled $12.8 million at June 30, 2018, or 0.96% of total loans, compared with $17.3 million at December 31, 2017, or 1.32% of total loans.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $13.7 million, or 0.80% of total assets, at June 30, 2018, compared with $19.3 million, or 1.13% of total assets, at December 31, 2017. The decline in non-performing loans can be mostly attributed to the charge-off of multiple large commercial loans to one borrower for $3.6 million during the second quarter of 2018.  The decline in non-performing assets can be mostly attributed to the charge-off of multiple large commercial loans to one borrower for $3.6 million and the sale of one other real estate owned property during the second quarter of 2018.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the second quarter of 2018 was $2.4 million, an increase of $1.9 million compared with the same period in the prior year.  The increase in the provision can be mostly attributed to an increase in the historical loss factor of the commercial and industrial loan portfolio, due to the charge-off of multiple large commercial loans to one borrower for $3.6 million during the second quarter of 2018.  Net charge-offs for the second quarter of 2018 were $4.1 million, compared with $0.3 million for the second quarter of 2017.

The allowance for loan losses was $19.6 million at June 30, 2018 compared with $21.2 million at December 31, 2017.  The allowance for loan losses was 153.60% of non-performing loans at June 30, 2018 compared with 122.15% at December 31, 2017.  The ratio of the allowance for loan losses to total loans was 1.47% at June 30, 2018 compared with 1.61% at December 31, 2017.

Balance Sheet Activity

Total assets totaled $1.710 billion at June 30, 2018 compared with $1.708 billion at December 31, 2017, an increase of $2.5 million, or 0.1%.  The increase can be mostly attributed to increases of $4.1 million in cash and cash equivalents, $24.2 million in loans, net, and $3.2 million in accrued interest receivable and other assets, offset by a decrease of $27.9 million in securities available for sale.

The increase in cash and equivalents was due to changes in securities, loans, deposits, and borrowings.  The increase in total loans can be mostly attributed to increases of $21.7 million in commercial mortgages and $9.8 million in indirect consumer loans, partially offset by decreases of $4.9 million in commercial and agriculture loans, $1.0 million in residential mortgages, and $3.0 million in other consumer loans.  The increase in accrued interest receivable and other assets can be mostly attributed to the fair market adjustment to interest rate swaps for the year ($1.3 million) and increases in operating prepaid assets and the net deferred tax asset.  The decrease in securities available for sale can be mostly attributed to pay-downs, maturities, and an increase in unrealized losses.

Total liabilities totaled $1.558 billion at June 30, 2018, flat as compared to December 31, 2017.  Deposits totaled $1.479 billion at June 30, 2018 compared with $1.467 billion at December 31, 2017, an increase of $11.5 million, or 0.8%.  The growth was attributable to increases of $8.6 million in money market accounts, $3.7 million in savings accounts, and $27.7 million in time deposits, due to a rate promotion, offset by decreases of $5.4 million in non-interest bearing demand deposit accounts and $23.2 million in interest-bearing demand deposit accounts.  FHLB advances and other debt totaled $63.4 million at June 30, 2018 compared with $64.2 million at December 31, 2017, a decrease of $0.8 million, or 1.3%.  The decline in FHLB advances can be attributed to an increase in deposits and decline in securities, offset by growth in the loan portfolio.

Total shareholders’ equity was $151.8 million at June 30, 2018 compared with $149.8 million at December 31, 2017, an increase of $2.0 million, or 1.3%.  The increase in retained earnings of $4.5 million was due primarily to earnings of $7.0 million, offset by $2.5 million in dividends declared during the first half of 2018.  The increase in accumulated other comprehensive loss of $3.8 million can be attributed to the decline in the fair market value of the securities portfolio.   Also, additional-paid-in capital decreased $0.1 million and treasury stock decreased $1.3 million, due to the issuance of shares to the Corporation’s employee benefit stock plans.

The total equity to total assets ratio was 8.88% at June 30, 2018 compared with 8.77% at December 31, 2017.  The tangible equity to tangible assets ratio was 7.60% at June 30, 2018 compared with 7.48% at December 31, 2017.  Book value per share increased to $31.42 at June 30, 2018 from $31.10 at December 31, 2017.  As of June 30, 2018, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under the regulatory framework for prompt corrective action and the Corporation met all capital adequacy requirements to which it is subject.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.894 billion at June 30, 2018, including $289.7 million of assets under management or administration for the Corporation, compared to $1.952 billion at December 31, 2017, including $346.8 million of assets under management or administration for the Corporation, a decrease of $57.6 million, or 3.0%.  The decline in total assets under management or administration can be mostly attributed to a decrease in the Corporation’s pledged securities portfolio for municipal deposits, which is held by its Wealth Management Group.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 35 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2018	2018	2017	2017	2017
ASSETS
Cash and due from financial institutions	$30,837	$25,473	$27,966	$34,572	$26,684
Interest-earning deposits in other financial institutions	3,978	5,531	2,763	21,806	37,862
Total cash and cash equivalents	34,815	31,004	30,729	56,378	64,546

Equity investments	2,112	2,154	2,337	2,248	2,207

Securities available for sale	265,157	278,984	293,091	311,700	323,777
Securities held to maturity	3,806	3,640	3,781	3,865	4,928
FHLB and FRB stocks, at cost	5,816	3,097	5,784	3,497	3,764
Total investment securities	274,779	285,721	302,656	319,062	332,469

Commercial	860,209	848,075	843,337	826,554	794,175
Mortgage	193,423	194,600	194,440	197,210	200,629
Consumer	280,812	277,236	274,047	265,049	257,843
Loans, net of deferred loan fees	1,334,444	1,319,911	1,311,824	1,288,813	1,252,647
Allowance for loan losses	(19,645)	(21,390)	(21,161)	(15,694)	(15,104)
Loans, net	1,314,799	1,298,521	1,290,663	1,273,119	1,237,543

Loans held for sale	684	190	542	1,246	386
Premises and equipment, net	26,049	26,136	26,657	27,366	27,836
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	1,709	1,891	2,085	2,292	2,506
Accrued interest receivable and other assets	33,395	32,513	30,127	28,147	29,255
Total assets	$1,710,166	$1,699,954	$1,707,620	$1,731,682	$1,718,572

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$462,233	$460,271	$467,610	$449,841	$436,017
Interest-bearing demand deposits	125,867	144,707	149,026	156,094	144,239
Money market accounts	522,328	574,075	513,782	586,795	591,751
Savings deposits	222,387	222,700	218,666	218,106	220,227
Time deposits	146,094	116,447	118,362	126,182	132,803
Total deposits	1,478,909	1,518,200	1,467,446	1,537,018	1,525,037

Securities sold under agreements to repurchase	-	10,000	10,000	10,000	11,937
FHLB advances and other debt	63,361	4,464	64,217	13,577	13,658
Accrued interest payable and other liabilities	16,116	17,028	16,144	16,810	15,978
Total liabilities	1,558,386	1,549,692	1,557,807	1,577,405	1,566,610

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,873	46,404	45,967	46,089	45,966
Retained earnings	132,973	131,694	128,453	130,006	127,585
Treasury stock, at cost	(12,998)	(14,053)	(14,320)	(14,596)	(14,670)
Accumulated other comprehensive (loss)	(14,121)	(13,836)	(10,340)	(7,275)	(6,972)
Total shareholders' equity	151,780	150,262	149,813	154,277	151,962
Total liabilities and shareholders' equity	$1,710,166	$1,699,954	$1,707,620	$1,731,682	$1,718,572

Period-end shares outstanding	4,831	4,824	4,817	4,804	4,799

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(in thousands, except per share data)	2018	2017	Change	2018	2017	Change
Interest and dividend income:
Loans, including fees	$14,300	$12,817	11.6	$28,350	$25,316	12.0
Taxable securities	1,264	1,398	(9.6)	2,553	2,820	(9.5)
Tax exempt securities	295	276	6.9	603	514	17.3
Interest-earning deposits	10	193	(94.8)	32	348	(90.8)
Total interest and dividend income	15,869	14,684	8.1	31,538	28,998	8.8

Interest expense:
Deposits	608	549	10.7	1,109	1,087	2.0
Securities sold under agreements to repurchase	44	95	(53.7)	137	288	(52.4)
Borrowed funds	200	90	122.2	375	179	109.5
Total interest expense	852	734	16.1	1,621	1,554	4.3

Net interest income	15,017	13,950	7.6	29,917	27,444	9.0
Provision for loan losses	2,362	421	461.0	3,071	1,461	110.2
Net interest income after provision for loan losses	12,655	13,529	(6.5)	26,846	25,983	3.3

Non-interest income:
Wealth management group fee income	2,373	2,269	4.6	4,689	4,378	7.1
Service charges on deposit accounts	1,144	1,225	(6.6)	2,308	2,409	(4.2)
Interchange revenue from debit card transactions	996	964	3.3	2,031	1,884	7.8
Net gains on securities transactions	-	12	(100.0)	-	12	(100.0)
Net gains on sales of loans held for sale	59	53	11.3	105	122	(13.9)
Net gains (losses) on sales of other real estate owned	(48)	(9)	433.3	(4)	8	(150.0)
Income from bank owned life insurance	17	18	(5.6)	33	35	(5.7)
Other	784	490	60.0	1,638	1,021	60.4
Total non-interest income	5,325	5,022	6.0	10,800	9,869	9.4

Non-interest expense:
Salaries and wages	5,564	5,422	2.6	11,278	10,697	5.4
Pension and other employee benefits	1,518	1,540	(1.4)	3,176	3,091	2.7
Other components of net periodic pension and postretirement benefits	(408)	(333)	22.5	(816)	(666)	22.5
Net occupancy	1,643	1,702	(3.5)	3,251	3,308	(1.7)
Furniture and equipment	702	781	(10.1)	1,360	1,462	(7.0)
Data processing	1,764	1,587	11.2	3,506	3,191	9.9
Professional services	508	417	21.8	1,048	717	46.2
Legal accruals and settlements	989	850	16.4	989	850	16.4
Amortization of intangible assets	182	213	(14.6)	376	439	(14.4)
Marketing and advertising	255	118	116.1	604	367	64.6
Other real estate owned expense	100	11	809.1	238	31	667.7
FDIC insurance	301	309	(2.6)	618	634	(2.5)
Loan expense	184	166	10.8	353	282	25.2
Other	1,665	1,549	7.5	3,152	2,974	6.0
Total non-interest expense	14,967	14,332	4.4	29,133	27,377	6.4

Income before income tax expense	3,013	4,219	(28.6)	8,513	8,475	0.4
Income tax expense	486	1,263	(61.5)	1,547	2,540	(39.1)
Net income	$2,527	$2,956	(14.5)	$6,966	$5,935	17.4

Basic and diluted earnings per share	$0.52	$0.62		$1.44	$1.24
Cash dividends declared per share	0.26	0.26		0.52	0.52
Average basic and diluted shares outstanding	4,828	4,797		4,825	4,793

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, per share data)	2018	2018	2017	2017	2017	2018	2017
RESULTS OF OPERATIONS
Interest income	$15,869	$15,669	$15,560	$15,497	$14,684	$31,538	$28,998
Interest expense	852	769	780	734	734	1,621	1,554
Net interest income	15,017	14,900	14,780	14,763	13,950	29,917	27,444
Provision for loan losses	2,362	709	6,272	1,289	421	3,071	1,461
Net interest income after provision for loan losses	12,655	14,191	8,508	13,474	13,529	26,846	25,983
Non-interest income	5,325	5,475	5,456	5,166	5,022	10,800	9,869
Non-interest expense	14,967	14,166	13,111	13,276	14,332	29,133	27,377
Income before income tax expense	3,013	5,500	853	5,364	4,219	8,513	8,475
Income tax expense	486	1,061	3,012	1,710	1,263	1,547	2,540
Net income (loss)	$2,527	$4,439	$(2,159)	$3,654	$2,956	$6,966	$5,935

Basic and diluted earnings per share	$0.52	$0.92	$(0.45)	$0.76	$0.62	$1.44	$1.24
Average basic and diluted shares outstanding	4,828	4,822	4,809	4,802	4,797	4,825	4,793

PERFORMANCE RATIOS
Return on average assets	0.59%	1.06%	(0.50)%	0.85%	0.69%	0.82%	0.70%
Return on average equity	6.70%	11.96%	(5.53)%	9.46%	7.90%	9.31%	8.06%
Return on average tangible equity (a)	7.94%	14.21%	(6.55)%	11.24%	9.43%	11.05%	9.66%
Efficiency ratio (a) (b)	67.47%	68.21%	63.43%	64.83%	69.28%	67.84%	69.27%
Non-interest expense to average assets	3.52%	3.37%	3.01%	3.09%	3.34%	3.45%	3.23%
Loans to deposits	90.23%	86.94%	89.40%	83.85%	82.14%	90.23%	82.14%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.33%	4.34%	4.26%	4.34%	4.18%	4.34%	4.18%
Yield on investments	2.21%	2.22%	2.15%	2.16%	2.01%	2.22%	2.01%
Yield on interest-earning assets	3.94%	3.94%	3.82%	3.86%	3.65%	3.94%	3.65%
Cost of interest-bearing deposits	0.24%	0.20%	0.20%	0.20%	0.20%	0.22%	0.20%
Cost of borrowings	2.41%	2.23%	2.42%	2.95%	2.82%	2.31%	2.94%
Cost of interest-bearing liabilities	0.32%	0.29%	0.28%	0.27%	0.26%	0.30%	0.28%
Interest rate spread	3.62%	3.65%	3.54%	3.59%	3.39%	3.64%	3.37%
Net interest margin, fully taxable equivalent	3.73%	3.75%	3.63%	3.68%	3.47%	3.74%	3.46%

CAPITAL
Total equity to total assets at end of period	8.88%	8.84%	8.77%	8.91%	8.84%	8.88%	8.84%
Tangible equity to tangible assets at end of period (a)	7.60%	7.55%	7.48%	7.62%	7.53%	7.60%	7.53%

Book value per share	$31.42	$31.16	$31.10	$32.11	$31.67	$31.42	$31.67
Tangible book value per share (a)	26.55	26.24	26.14	27.09	26.60	26.55	26.60
Period-end market value per share	50.11	46.47	48.10	47.10	40.88	50.11	40.88
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,328,386	$1,315,207	$1,291,414	$1,259,919	$1,237,189	$1,321,834	$1,226,377
Interest earning assets	1,625,591	1,623,748	1,639,257	1,615,833	1,634,955	1,624,676	1,620,290
Total assets	1,703,722	1,703,047	1,727,616	1,707,111	1,723,664	1,703,386	1,709,014
Deposits	1,495,410	1,488,708	1,516,390	1,512,685	1,532,819	1,492,076	1,514,374
Total equity	151,216	150,495	154,767	153,244	150,155	150,857	148,408
Tangible equity (a)	127,591	126,665	130,759	129,024	125,720	127,130	123,864

ASSET QUALITY
Net charge-offs	$4,107	$480	$805	$699	$277	$4,587	$610
Non-performing loans (d)	12,790	17,280	17,324	14,028	15,208	12,790	15,208
Non-performing assets (e)	13,676	19,113	19,264	14,216	15,545	13,676	15,545
Allowance for loan losses	19,645	21,390	21,161	15,694	15,104	19,645	15,104

Annualized net charge-offs to average loans	1.24%	0.15%	0.25%	0.22%	0.09%	0.70%	0.10%
Non-performing loans to total loans	0.96%	1.31%	1.32%	1.09%	1.21%	0.96%	1.21%
Non-performing assets to total assets	0.80%	1.12%	1.13%	0.82%	0.90%	0.80%	0.90%
Allowance for loan losses to total loans	1.47%	1.62%	1.61%	1.22%	1.21%	1.47%	1.21%
Allowance for loan losses to non-performing loans	153.60%	123.78%	122.15%	111.88%	99.32%	153.60%	99.32%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017			Three Months Ended June 30, 2018 vs. 2017
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate
Interest earning assets:
Commercial loans	$855,121	$9,663	4.53%	$779,218	$8,357	4.30%	$1,306	$843	$463
Mortgage loans	194,244	1,800	3.72%	201,093	1,867	3.72%	(67)	(67)	-
Consumer loans	279,021	2,873	4.13%	256,878	2,658	4.15%	215	228	(13)
Taxable securities	240,800	1,266	2.11%	275,275	1,400	2.04%	(134)	(180)	46
Tax-exempt securities	52,527	363	2.77%	51,027	401	3.15%	(38)	12	(50)
Interest-earning deposits	3,878	10	1.03%	71,464	193	1.08%	(183)	(174)	(9)
Total interest earning assets	1,625,591	15,975	3.94%	1,634,955	14,876	3.65%	1,099	662	437

Non- interest earnings assets:
Cash and due from banks	27,130			24,446
Premises and equipment, net	26,287			28,205
Other assets	56,002			54,033
Allowance for loan losses	(21,218)			(15,060)
AFS valuation allowance	(10,070)			(2,915)
Total assets	$1,703,722			$1,723,664

Interest-bearing liabilities:
Interest-bearing checking	$131,863	$28	0.09%	$142,892	$33	0.09%	(5)	(5)	-
Savings and money market	774,020	419	0.22%	822,989	394	0.19%	25	(27)	52
Time deposits	130,432	161	0.50%	137,502	122	0.36%	39	(6)	45
FHLB advances and repos	40,557	244	2.41%	26,341	185	2.82%	59	89	(30)
Total int.-bearing liabilities	1,076,872	852	0.32%	1,129,724	734	0.26%	118	51	67

Non-interest-bearing liabilities:
Demand deposits	459,095			429,436
Other liabilities	16,539			14,349
Total liabilities	1,552,506			1,573,509
Shareholders' equity	151,216			150,155
Total liabilities and shareholders' equity	$1,703,722			$1,723,664

Fully taxable equivalent net interest income		15,123			14,142		$981	$611	$370
Net interest rate spread (1)			3.62%			3.39%
Net interest margin, fully taxable equivalent (2)			3.73%			3.47%
Taxable equivalent adjustment		(106)			(192)
Net interest income		$15,017			$13,950

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017			Six Months Ended June 30, 2018 vs. 2017
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate
Interest earning assets:
Commercial loans	$849,927	$19,096	4.53%	$770,267	$16,387	4.29%	$2,709	$1,758	$951
Mortgage loans	194,579	3,610	3.74%	199,740	3,754	3.79%	(144)	(95)	(49)
Consumer loans	277,328	5,717	4.16%	256,370	5,300	4.17%	417	430	(13)
Taxable securities	245,382	2,557	2.10%	273,935	2,823	2.08%	(266)	(293)	27
Tax-exempt securities	53,570	742	2.79%	47,910	747	3.14%	(5)	83	(88)
Interest-earning deposits	3,890	32	1.66%	72,068	348	0.97%	(316)	(462)	146
Total interest earning assets	1,624,676	31,754	3.94%	1,620,290	29,359	3.65%	2,395	1,421	974

Non-interest earnings assets:
Cash and due from banks	27,191			25,161
Premises and equipment, net	26,415			28,429
Other assets	54,882			53,994
Allowance for loan losses	(21,236)			(14,706)
AFS valuation allowance	(8,542)			(4,154)
Total assets	$1,703,386			$1,709,014

Interest-bearing liabilities:
Interest-bearing checking	$141,632	$63	0.09%	$147,895	$67	0.09%	$(4)	$(4)	$-
Savings and money market	772,019	793	0.21%	803,269	771	0.19%	22	(37)	59
Time deposits	123,813	253	0.41%	139,366	250	0.36%	3	(30)	33
FHLB advances and repos	44,616	512	2.31%	31,973	466	2.94%	46	159	(113)
Total int.-bearing liabilities	1,082,080	1,621	0.30%	1,122,503	1,554	0.28%	67	88	(21)

Non-interest-bearing liabilities:
Demand deposits	454,612			423,844
Other liabilities	15,837			14,259
Total liabilities	1,552,529			1,560,606
Shareholders' equity	150,857			148,408
Total liabilities and shareholders' equity	$1,703,386			$1,709,014

Fully taxable equivalent net interest income		30,133			27,805		$2,328	$1,333	$995
Net interest rate spread (1)			3.64%			3.37%
Net interest margin, fully taxable equivalent (2)			3.74%			3.46%
Taxable equivalent adjustment		(216)			(361)
Net interest income		$29,917			$27,444

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2018	2018	2017	2017	2017	2018	2017
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$15,017	$14,900	$14,780	$14,763	$13,950	$29,917	$27,444
Fully taxable equivalent adjustment	106	110	206	220	192	216	361
Fully taxable equivalent net interest income (non-GAAP)	$15,123	$15,010	$14,986	$14,983	$14,142	$30,133	$27,805

Non-interest income (GAAP)	$5,325	$5,475	$5,456	$5,166	$5,022	$10,800	$9,869
Less: net (gains) losses on security transactions	-	-	(97)	-	(12)	-	(12)
Adjusted non-interest income (non-GAAP)	$5,325	$5,475	$5,359	$5,166	$5,010	$10,800	$9,857

Non-interest expense (GAAP)	$14,967	$14,166	$13,111	$13,276	$14,332	$29,133	$27,377
Less: amortization of intangible assets	(182)	(194)	(207)	(214)	(213)	(376)	(439)
Less: legal reserve	(989)	-	-	-	(850)	(989)	(850)
Adjusted non-interest expense (non-GAAP)	$13,796	$13,972	$12,904	$13,062	$13,269	$27,768	$26,088

Average interest-earning assets (GAAP)	$1,625,591	$1,623,748	$1,639,257	$1,615,833	$1,634,955	$1,624,676	$1,620,290

Net interest margin - fully taxable equivalent (non-GAAP)	3.73%	3.75%	3.63%	3.68%	3.47%	3.74%	3.46%
Efficiency ratio (non-GAAP)	67.47%	68.21%	63.43%	64.83%	69.28%	67.84%	69.27%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2018	2018	2017	2017	2017	2018	2017
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$151,780	$150,262	$149,813	$154,277	$151,962	$151,780	$151,962
Less: intangible assets	(23,533)	(23,715)	(23,909)	(24,116)	(24,330)	(23,533)	(24,330)
Tangible equity (non-GAAP)	$128,247	$126,547	$125,904	$130,161	$127,632	$128,247	$127,632

Total assets (GAAP)	$1,710,166	$1,699,954	$1,707,620	$1,731,682	$1,718,572	$1,710,166	$1,718,572
Less: intangible assets	(23,533)	(23,715)	(23,909)	(24,116)	(24,330)	(23,533)	(24,330)
Tangible assets (non-GAAP)	$1,686,633	$1,676,239	$1,683,711	$1,707,566	$1,694,242	$1,686,633	$1,694,242

Total equity to total assets at end of period (GAAP)	8.88%	8.84%	8.77%	8.91%	8.84%	8.88%	8.84%
Book value per share (GAAP)	$31.42	$31.16	$31.10	$32.11	$31.67	$31.42	$31.67

Tangible equity to tangible assets at
end of period (non-GAAP)	7.60%	7.55%	7.48%	7.62%	7.53%	7.60%	7.53%
Tangible book value per share (non-GAAP)	$26.55	$26.24	$26.14	$27.09	$26.60	$26.55	$26.60

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except ratio data)	2018	2018	2017	2017	2017	2018	2017
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$151,216	$150,495	$154,767	$153,244	$150,155	$150,857	$148,408
Less: average intangible assets	(23,625)	(23,830)	(24,008)	(24,220)	(24,435)	(23,727)	(24,544)
Average tangible equity (non-GAAP)	$127,591	$126,665	$130,759	$129,024	$125,720	$127,130	$123,864

Return on average equity (GAAP)	6.70%	11.96%	(5.53)%	9.46%	7.90%	9.31%	8.06%
Return on average tangible equity (non-GAAP)	7.94%	14.21%	(6.55)%	11.24%	9.43%	11.05%	9.66%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2018	2018	2017	2017	2017	2018	2017
NON-GAAP NET INCOME
Reported net income (GAAP)	$2,527	$4,439	$(2,159)	$3,654	$2,956	$6,966	$5,935
Net (gains) losses on security transactions (net of tax)	-	-	(60)	-	(8)	-	(8)
Legal reserve (net of tax)	737	-	-	-	528	737	528
Revaluation of net deferred tax asset	-	-	2,927	-	-	-	-
Non-GAAP net income	$3,264	$4,439	$708	$3,654	$3,476	$7,703	$6,455

Average basic and diluted shares outstanding	4,828	4,822	4,809	4,802	4,797	4,825	4,793

Reported basic and diluted earnings per share (GAAP)	$0.52	$0.92	$(0.45)	$0.76	$0.62	$1.44	$1.24
Reported return on average assets (GAAP)	0.59%	1.06%	(0.50)%	0.85%	0.69%	0.82%	0.70%
Reported return on average equity (GAAP)	6.70%	11.96%	(5.53)%	9.46%	7.90%	9.31%	8.06%

Core basic and diluted earnings per share (non-GAAP)	$0.68	$0.92	$0.15	$0.76	$0.72	$1.60	$1.35
Core return on average assets (non-GAAP)	0.77%	1.06%	0.16%	0.85%	0.81%	0.91%	0.76%
Core return on average equity (non-GAAP)	8.66%	11.96%	1.81%	9.46%	9.29%	10.30%	8.77%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2017 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714